UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 13, 2019
Date of report (Date of earliest event reported)

Surmodics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	⃞

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          (c)       On February 13, 2019, the Board of Directors (the “Board”) of Surmodics, Inc. (the “Company”) appointed Timothy J. Arens as the Company’s Vice President, Finance, and Chief Financial Officer, and principal financial officer, effective immediately.  Mr. Arens had served in this role on an interim basis since May 25, 2018.  Mr. Arens, 51, will continue to serve as the Company’s Vice President, Corporate Development and Strategy, a role in which he has served since February 2013.

         Previously, from August 2011 to February 2013, Mr. Arens has served as the Company’s Vice President of Finance and interim Chief Financial Officer.  From October 2010 to August 2011, Mr. Arens served as the Company’s General Manager, In Vitro Diagnostics.  Mr. Arens joined the Company in February 2007 as Director, Business Development, and served in finance roles of increasing responsibility, including as Senior Director of Financial Planning and Analysis.  Mr. Arens holds a Bachelor of Science in Finance from the University of Wisconsin-Eau Claire, and a Masters of Business Administration from the Carlson School of Management at the University of Minnesota.There were no arrangements or understandings between Mr. Arens and any other persons pursuant to which he was selected or nominated as an officer of the Company.  Mr. Arens does not have a family relationship with any director or executive officer of the Company.  There are no transactions or proposed transactions between the Company and Mr. Arens that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

                                   The Annual Meeting of Shareholders of the Company was held on February 13, 2019.  The final voting results of the proposals which were described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on December 21, 2018, are set forth below.

1.  Election of Directors.  Each of the individuals nominated by the Company’s Board of Directors to serve as Class I directors was duly elected by the Company’s shareholders, and the final results of the votes cast are as follows:

	For	Withheld	Broker Non-Votes
Ronald B. Kalich	10,244,149	342,117	1,479,445
Shawn T McCormick	10,271,172	315,094	1,479,445

2.  Set the Number of Directors.  The Company’s shareholders approved the proposal to set the number of directors at seven (7) by the following vote:

For	Against	Abstain	Broker Non-Votes
10,553,070	2,853	30,343	1,479,445

3.  Ratification of the Appointment of Deloitte & Touche LLP.  The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019 by the following vote:

For	Against	Abstain	Broker Non-Votes
11,938,009	104,215	23,487	-

4.  Advisory Vote on Executive Compensation.  The Company’s shareholders approved the compensation of the Company’s named executive officers, on an advisory basis, by the following vote:

For	Against	Abstain	Broker Non-Votes
8,620,826	1,632,308	333,132	1,479,445

5.  Surmodics, Inc. 2019 Equity Incentive Plan.  The Company’s shareholders approved the Company’s 2019 Equity Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Votes
9,562,543	1,020,857	2,866	1,479,445
Item 7.01	Regulation FD Disclosure.

         On February 18, 2019, the Company issued a press release announcing Mr. Aren’s appointment. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibit

Exhibit
	Number	Description
	99.1	Press Release dated February 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	February 18, 2019	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 18, 2019.